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                                                                Exhibit 23.1


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

    As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of: (i) our supplemental report dated January 15, 1997, included in the Abbott Laboratories Annual Report on Form 10-K for the year ended December 31, 1996 and (ii) our report dated January 15, 1997, incorporated by reference in the Abbott Laboratories Annual Report on Form 10-K for the year ended December 31, 1996 and to all references to our Firm in the Registration Statement.

                                            /s/ ARTHUR ANDERSEN LLP
                                            --------------------------
                                            ARTHUR ANDERSEN LLP


Chicago, Illinois
December 23, 1997